Exhibit 10.1
Purchase and Sale Agreement
And Joint Escrow Instructions
(TSG — LITTLE VALLEY)

TO:	First American Title Insurance Company	Escrow No.:
	5 First American Way	Escrow Officer: Jeanne Gould
	Santa Ana, CA 92707	Phone: (714) 250-5381
Fax: (714) 913-6372
Email: jagould@firstam.com
     THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Agreement”), dated as of September 30, 2008 (the “Effective Date”), is by and between TSG LITTLE VALLEY, LP, a California limited partnership (“Seller”), and SHOPOFF ADVISORS, L.P., a Delaware limited partnership, or its assigns (“Buyer”), and constitutes an agreement for the purchase and sale of real property and personal property. This Agreement contains joint escrow instructions directed to First American Title Insurance Company (as “Escrow Holder”) to establish an escrow (the “Escrow”) to accommodate the transaction contemplated hereby.
RECITALS:
     A. Seller owns several parcels of land located in the County of Riverside (the “County”), State of California, more particularly described on Exhibit “A” attached hereto and incorporated herein by this reference (collectively, the “Land”).
     B. For purposes of this Agreement, the term “Property” shall consist of a fee interest in the Land together with all appurtenant easements, rights of way, licenses and hereditaments, any and all improvements, facilities and the like located on the land, any and all general intangibles and the like, including, without limitation, all entitlements, permits, specific plans, access rights, water rights and sewer lines owned by Seller and used in connection with the land and improvements, and any and all contractual rights related to the Land (collectively, the “Contract Rights”).
     C. The Land is subject to and bound by that certain Development Agreement dated June 20, 1990 and recorded June 27, 1990 in the Official Records of the County, as Instrument No. 237507 as modified by that certain Operating Memorandum of Understanding dated November 4, 2003 and that certain Second Operating Memorandum of Understanding dated April 25, 2006 (collectively, the “Development Agreement”).
     D. Buyer wishes to purchase the Property from Seller, and Seller wishes to sell the Property to Buyer, under the terms and conditions provided for herein.
     NOW THEREFORE, in consideration of the foregoing recitals, and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:
     1. Purchase and Sale. Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, on the terms and conditions hereinafter set forth.
     2. Purchase Price. The “Purchase Price” for the Property shall be Four Million Eight Hundred Ninety Thousand and No/100 Dollars ($4,890,000.00), all cash at the Close of Escrow (as hereinafter defined).

3. Payment of Purchase Price.
     a. Upon execution of this Agreement, Buyer shall deposit into the Escrow, by confirmed wire transfer of immediately available federal funds, the amount of One Million and No/100 Dollars ($1,000,000.00) (the “Deposit”). Escrow Holder is authorized to immediately release the Deposit to Seller (or recipient designated by Seller) If Escrow Holder does not receive the Deposit by the time and date stated above in this Section 3.a. then Seller may, in its discretion, terminate this Agreement by written notice to Escrow Holder and Buyer, in which event the provisions of Section 12 below shall apply.
     b. The Deposit shall be applicable to the Purchase Price but non-refundable to Buyer when made, except upon a termination of this Agreement as a result of Seller’s default of a material obligation under this Agreement occurring prior to the Close of Escrow or a failure of an express condition precedent under this Agreement to Buyer’s obligation to purchase the Property.
     c. The balance of the Purchase Price, together with Buyer’s share of costs to be paid and pro-rations to be made pursuant to Section 13 and Section 14 of this Agreement, shall be deposited by Buyer into the Escrow by confirmed wire transfer of immediately available federal funds, no later than 3:00 P.M. (Pacific Time) on the last business day before the Close of Escrow and shall be delivered to Seller by Escrow Holder at the Close of Escrow.
4. Opening and Close of Escrow.
     a. For the purposes of this Agreement, the “Opening of Escrow” shall mean September 30, 2008. Buyer and Seller agree to execute, deliver and be bound by any reasonable and customary supplemental instructions that may reasonably be requested by Escrow Holder or that may be necessary or convenient to consummate the transaction contemplated hereby; provided, however, that such supplemental instructions shall be consistent with and shall not supersede this Agreement and in all cases this Agreement shall control.
     b. For purposes of this Agreement, the “Close of Escrow” shall mean the date on which the grant deed conveying title to all parcels of the Land to Buyer, in a form approved by Buyer (the “Grant Deed”), is recorded in the Official Records of the County. The Grant Deed shall also provide that the transfer tax shall not be of record.
     c. The Close of Escrow shall occur on or before October 15, 2008 (the “Closing Date”).
     5. Buyer’s Contingencies. For the benefit of Buyer, Buyer’s obligation to consummate the transaction contemplated in this Agreement shall be expressly subject to and contingent upon Buyer’s written approval or written waiver of each of the following contingencies (“Contingencies”) on or before the dates set forth below, TIME BEING OF THE ESSENCE:
     a. Title Matters. Title to the Land shall be in the condition shown as approved by Buyer in writing, in Buyer’s sole and absolute discretion, prior to the Closing Date.
     b. Due Diligence Reviews. Buyer is familiar with the Land, its physical characteristics and its development entitlement status. Buyer is also familiar with the Contract Rights affecting the Property. Therefore, as further specified in Section 6.a. below, the Property is being acquired strictly on an “AS-IS, WHERE IS” basis without the need for due diligence investigation of a feasibility contingency for Buyer’s benefit.

6. “AS-IS” SALE.
     a. Buyer acknowledges and agrees that Buyer is experienced in the purchase and development of land similar to the Property and Buyer has inspected or will inspect the Property to its satisfaction and is qualified to make such inspections. Except as expressly provided herein, Buyer acknowledges that it is fully relying on Buyer’s (or Buyer’s Representatives’, as defined in Section 18 below) inspections of the Property and not upon any statements (oral or written) which may have been made or may be made (or purportedly made) by Seller or any of its representatives or consultants, including, without limitation, the Recitals set forth above in this Agreement. Buyer acknowledges that Buyer has (or Buyer’s Representatives have) thoroughly inspected and examined, or will thoroughly inspect and examine, the Property to the extent deemed necessary by Buyer in order to enable Buyer to evaluate the condition of the Property and all other aspects of the Property (including, but not limited to, the environmental condition of the Property), and except to the extent of Seller’s representations set forth herein, Buyer acknowledges that Buyer is relying solely upon its own (or Buyer’s Representatives’) inspection, examination and evaluation of the Property, as a material part of the consideration of this Agreement and the purchase of the Property. Subject to the foregoing, Buyer hereby agrees to accept the Property as of the Close of Escrow in its “AS IS, WHERE IS” condition and with all faults, and without representations and warranties of any kind, express or implied, or arising by operation of law, except as expressly set forth herein. Without limiting the generality of the foregoing, in connection with the sale of the Property to Buyer, other than as expressly stated in this Agreement, Seller and Seller’s officers, agents, directors, employees, corporate parents, sister companies, subsidiaries, affiliates, attorneys, contractors, or consultants, including, without limitation, Credit Suisse Securities (USA) Limited, and their respective affiliated members, sister companies, corporate parents, subsidiaries, partners, officers, employees and attorneys (collectively, “Seller’s Related Parties”) have made no, and specifically disclaim, and Buyer accepts that Seller and Seller’s Related Parties have disclaimed, any and all representations, guaranties or warranties, express or implied, or arising by operation of law, of or relating to the Property, including, without limitation, of or relating to (i) the use, income potential, characteristics or condition of the Property or any portion thereof, including, without limitation, warranties of suitability, habitability, merchantability, and design or fitness for any specific or a particular purpose, (ii) the existence, non-existence and/or adequacy of all on-site and offsite rights of way, licenses, easements and permits, (iii) the nature, manner, construction, condition, state of repair or lack of repair of any improvements located on the Property, on the surface or subsurface thereof, whether or not obvious, visible or apparent, (iv) the existence, amount and nature of any and all federal, state, regional, county and local fees to be imposed upon the Property or upon Buyer as a condition to the recording of final tract maps or obtaining building permits for the construction of multi-family units or other improvements within the Property, including, without limitation, any Multi-Species Habitat Conservation Program fees and Transportation Uniform Mitigation fees imposed by the County, and transportation impact mitigation fees, park maintenance fees and fees for police, fire and other services imposed by the County of Riverside, (v) the environmental condition of the Land and the presence or absence of or contamination by a Hazardous Substance (defined below), or the compliance of the Property with regulations or laws pertaining to health or the environment, (vi) the soil conditions, drainage, flooding characteristics, utilities or other conditions existing in, on or under the Property, (vii) title to the Property, and matters of record affecting said title; provided, however, that the foregoing shall not relieve Seller from its obligations under Section 5.a.i. - iv. above, inclusive, of this Agreement relating to title matters, and (viii) the compliance of the Property with, and the limitations and obligations imposed pursuant to, applicable laws and regulations affecting the Property (including zoning and building codes and the status of development or use rights respecting the Property). Except as expressly provided herein, Buyer hereby expressly assumes all risks, liabilities, claims, damages and costs (and agrees that Seller shall not be liable for any special, direct, indirect, consequential, or other damages) resulting or arising from or related to the ownership, use, condition, development, maintenance, repair or operation of the Property, except to the extent of actual damages incurred by Buyer and caused by the Seller Related Parties following the Effective Date or subject to Seller’s express and explicit representations and warranties contained in Section 7 below. Without in any way limiting the foregoing, and except only to the extent any Claims (defined below) are caused by the Seller Related Parties following the Effective Date or are covered by Seller’s express and explicit representations and warranties contained in Section 7 below, Buyer releases Seller and Seller’s Related Parties from any and all claims, demands, causes of action, judgments, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees and disbursements), whether known or unknown, liquidated or contingent (collectively, “Claims”) which Buyer or any agent, representative, affiliate, employee, director, officer, partner, member, servant, shareholder, trustee or other person or entity acting on Buyer’s behalf or otherwise related to or affiliated with Buyer may have arising from or related to any matter or thing related to or in connection with the Property, including, without limitation, the documents and information referred to in this Agreement, any construction defects, errors or omissions in the design or construction of all or any portion of the Property and any physical, environmental or other conditions relating to or affecting the Property. Buyer shall not look to Seller or any of Seller’s Related Parties in connection with the foregoing for any redress or relief. The foregoing releases shall be given full force and effect according to each of its expressed terms and provisions, including those relating to unknown and unsuspected Claims. This Section specifically includes any Claims under any Environmental Laws. For purposes hereof, the term “Environmental Laws” includes, but is not limited to, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.), the Emergency Planning and Community Right to Know Act (42 U.S.C. §§ 11001 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Clean Water Act (33 U.S.C. §§ 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §§ 1801 et seq.), the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. §§ 136 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.), the Endangered Species Act of 1973 (16 U.S.C. §§ 1531 et seq.) and the National Historic Preservation Act (16 U.S.C. §§ 470 et seq.), as any of the same may be amended from time to time, and any state or local law dealing with environmental matters, and any federal and/or state regulations, orders, rules, procedures, guidelines and the like promulgated in connection with any of the foregoing, regardless of whether the same are in existence on the date of this Agreement. Seller hereby assigns to Buyer, on a nonexclusive basis, as of the Close of Escrow, all claims, counterclaims, defenses or actions, whether at common law, or pursuant to any other applicable federal, state or other laws, which Seller may have against any third parties relating to the existence of any Hazardous Substance in, at, on, under or about the Property. The term “Hazardous Substance” as used in this Agreement shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant or infectious or radioactive material, including, but not limited to, those substances, materials or wastes regulated now or in the future under any Environmental Laws and any and all of those substances included within the definitions of “hazardous substances”, “hazardous materials”, “hazardous waste”, “hazardous chemical substance or mixture”, “imminently hazardous chemical substance or mixture”, “toxic substances”, “hazardous air pollutant”, “toxic pollutant” or “solid waste” in the Environmental Laws. Hazardous Substances shall also mean any and all other similar terms defined in other federal, state and local laws, statutes, regulations, orders or rules and materials and wastes which are, or in the future become, regulated under applicable local, state or federal law for the protection of health or the environment or which are classified as hazardous or toxic substances, materials or waste, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde, and (vii) radioactive materials and waste. The provisions of this Section shall be deemed effective on the Effective Date and also upon the Close of Escrow, and shall survive the Close of Escrow.
     b. Buyer acknowledges that certain Property information materials have been prepared by parties other than Seller. Buyer accepts the fact that Seller is making no representation or warranty whatsoever, express or implied, as to the completeness, content or accuracy of the Property information materials, except as may otherwise be provided in Section 7 below of this Agreement. Buyer specifically releases Seller from all claims, whether known or unknown, which are or may be asserted against or incurred by Buyer by reason of the information contained in, or that should have been contained in, the Property information materials or in the Recitals to this Agreement.
7. Seller’s Representations, Warranties and Covenants.
     Seller hereby represents and warrants to Buyer, which representations and warranties shall be true and correct as of the Effective Date and as of the date of the Close of Escrow, and, subject to Section 33 hereof, shall survive the Close of Escrow, as follows:
     a. Seller has the legal power, right and authority to enter into this Agreement and the instruments to be executed by Seller pursuant to this Agreement and to consummate the transactions contemplated hereby. No consent of any third party is required in order for Seller to perform its obligations hereunder.
     b. All requisite action has been taken by Seller in connection with Seller’s execution of this Agreement and the instruments to be executed by Seller pursuant to this Agreement and the consummation of the transactions contemplated hereby.
     c. The individuals executing this Agreement and the instruments to be executed by Seller pursuant to this Agreement on behalf of Seller have the legal power, right and actual authority to bind Seller to the terms and conditions of this Agreement and such instruments.
     d. Neither the execution and delivery of this Agreement and the documents referenced herein, nor the undertaking of the obligations set forth herein, nor the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement or the documents referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Seller is a party or affecting the Property.
     8. Buyer’s Representations, Warranties and Covenants. Buyer hereby represents and warrants to Seller, which representations and warranties shall be true and correct as of the Effective Date of this Agreement and as of the date of the Close of Escrow, and, subject to Section 33 hereof, shall survive the Close of Escrow, as follows:

     a. Buyer has the legal power, right and authority to enter into this Agreement and the instruments to be executed by Buyer pursuant to this Agreement and to consummate the transactions contemplated hereby. No consent of any third party is required in order for Buyer to perform its obligations hereunder.
     b. All requisite action has been taken by Buyer in connection with Buyer’s execution of this Agreement and the instruments to be executed by Buyer pursuant to this Agreement and the consummation of the transactions contemplated hereby.
     c. The individuals executing this Agreement and the instruments to be executed by Buyer pursuant to this Agreement on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms and conditions of this Agreement and such instruments.
     d. Neither the execution and delivery of this Agreement and the documents referenced herein, nor the undertaking of the obligations set forth herein, nor the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement and the documents referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Buyer is a party.
     9. Title Insurance. It shall be a condition to the Close of Escrow for Buyer’s benefit that the First American Title Insurance Company (the “Title Company”) shall have unconditionally committed to issue to Buyer an ALTA standard coverage owner’s policy of title insurance (the “Title Policy”) in the amount of the Purchase Price, showing fee simple title to the Land to be vested in Buyer free and clear of all liens and encumbrances other than as approved by Buyer prior to the Closing Date. Seller shall pay the premium for the issuance of the Title Policy. Buyer, at Buyer’s sole option, so long as the Close of Escrow is not thereby delayed, may elect to obtain an ALTA extended coverage Title Policy at its own cost and expense. If Buyer timely procures and delivers to the Title Company an ALTA survey, Seller shall pay for the standard coverage portion of the premium for the Title Policy and the cost of any curative endorsements Seller has agreed in writing to provide, and Buyer shall pay the portion of the cost of the Title Policy attributable to extended coverage, and the cost of any title endorsements requested by Buyer.
10. Conditions to Close of Escrow.
     a. Buyer’s obligation to purchase the Property and close the Escrow is subject to and conditioned upon the satisfaction of the following conditions, on or before the Close of Escrow, as indicated below:
     i. Seller shall have timely delivered to Escrow Holder the items described in Section 11.a. below, together with any and all written third party consents thereto, where indicated, in the Exhibits attached hereto.
     ii. Each parcel of Land shall constitute a separate legal parcel, and the Title Company shall be committed to issue the Title Policy for the Land to Buyer in accordance with the requirements of Section 9 above;
     iii. The representations and warranties of Seller shall be true and correct on the Closing Date, and Seller shall not be (or deemed to be) in material breach of any representation or warranty given by Seller under Section 7 above;

     iv. Seller shall not otherwise be in default in the performance of any of its material obligations under this Agreement; and
     v. There shall be no material adverse change to the physical condition of the Land from and after the Effective Date.
     b. Seller’s obligation to sell the Property and close the Escrow is subject to and conditioned upon the satisfaction of the following conditions on or before the Close of Escrow:
     i. The representations and warranties of Buyer shall be true and correct on the Closing Date, and Buyer shall not be in material breach of any representation or warranty given by Buyer under Section 8.a. above;
     ii. Buyer shall have timely executed and delivered to Escrow Holder the items described in Section 11.b. below;
     iii. Buyer shall have deposited into the Escrow all funds required to pay the Purchase Price and Buyer’s share of pro-rations and closing costs;
     iv. Each parcel of Land shall constitute a separate legal parcel, and the Title Company shall be committed to issue the Title Policy for the Land to Buyer in accordance with the requirements of Section 9 above; and
     v. Buyer shall not be in breach of any other material obligation of Buyer under this Agreement.
11. Deliveries to Escrow Holder.
     a. Seller shall deliver or cause to be delivered to Escrow Holder by 5:00 P.M. (Pacific Time) on the last business day before the date of the Close of Escrow the following instruments and documents:
     i. One (1) original executed and notarized Grant Deed for the Land, conveying the same to Buyer;
     ii. One (1) original executed Assignment and Assumption of Development Agreement, in a form reasonably acceptable to Buyer;
     iii. One (1) original executed Notice of Assignment and Assumption of Rights Under Development Agreement, in a form reasonably acceptable to Buyer, which Notice shall be notarized and which Buyer shall have the right to have recorded concurrently with the Close of Escrow;
     iv. One (1) original executed General Assignment, in a form reasonably acceptable to Buyer, pursuant to which Seller shall assign to Buyer all of Seller’s right, title and interest in and to any and all warranties, guaranties, licenses, permits, plans, maps, name rights and other documents and instruments pertaining to the Property, to the full extent that such assignment is permitted by law;

     v. One (1) original executed Assignment of Contracts, in a form approved by Buyer, pursuant to which Seller shall assign to Buyer all of Seller’s right, title and interest in and to any and all contracts rights pertaining to the Property, to the full extent that such assignment is permitted by law
     vi. One (1) original completed and executed Certification re Withholding, in a form provided by Buyer, and a California Form 593;
     vii. The Closing Statement executed by Seller; and
     viii. Any other instruments and documents which Seller is obligated to execute and deliver into the Escrow under this Agreement.
     b. Buyer shall deliver or cause to be delivered to Escrow Holder by 5:00 P.M. (Pacific Time) on the last business day before the Close of Escrow the following:
     i. all sums that Buyer is required to deliver to Escrow Holder pursuant to Section 3.d to close the Escrow;
     ii. executed counterparts of the instruments described in Section 11 above (if indicated therein);
     iii. The Closing Statement executed by Buyer; and
     iv. any other instruments and documents which Buyer is obligated to execute and deliver into the Escrow under this Agreement.
     12. Termination. Whenever (i) a party has the right to terminate this Agreement pursuant to an express provision of this Agreement, and notifies the other party of its election to terminate the Agreement, or (ii) this Agreement automatically terminates pursuant to an express provision of this Agreement, then:
     a. This Agreement, the Escrow, and the rights and obligations of Buyer and Seller under this Agreement shall terminate except as otherwise expressly provided in this Agreement;
     b. If neither Buyer nor Seller is in breach of this Agreement, each party shall be responsible to pay one-half of any cancellation charges payable to Escrow Holder and the Title Company;
     c. Escrow Holder shall promptly return to Seller and Buyer all documents deposited by them into the Escrow, respectively;
     d. If Buyer is entitled to the return of the Deposit, then Escrow Holder shall release the Deposit to Buyer (less one-half of any escrow cancellation charges, if applicable); and
     e. If Buyer is not entitled to the return of the Deposit, then Escrow Holder shall release the Deposit (or portion thereof then held by Escrow Holder) to Seller.
     13. Costs and Expenses. The premium for the Title Policy shall be paid in accordance with the provisions of Section 9 above. The escrow fees of Escrow Holder shall be shared equally by Seller and Buyer. Seller shall pay all documentary transfer taxes payable with the recordation of the Grant

Deeds. Buyer and Seller shall pay, respectively, Escrow Holder’s customary charges to buyers and sellers for document drafting, recording and miscellaneous charges. Buyer and Seller shall each pay their own legal and professional fees and fees of other consultants incurred in connection with this transaction. All other costs and expenses shall be allocated between Buyer and Seller in the manner customary in the County, except the costs of performing the obligations of each party to this Agreement, which costs shall be borne solely by the party incurring such costs. The provisions of this Section 13 shall survive the Close of Escrow or a termination of this Agreement.
14. Pro-rations and Credits.
     a. The following items shall be prorated between Buyer and Seller as of the Closing Date based on the actual number of days in the calendar month in which the Closing Date occurs: General and special real property taxes and assessments with respect to the Property based upon the latest available tax information such that Seller shall be responsible for all such taxes and assessments levied against the Property to and including the day prior to the Closing Date and Buyer shall be responsible for all such taxes and assessments levied against the Property on and after the date of the Closing Date. If, as of the Closing Date, the Property is not assessed as separate legal parcels, the parties shall in good faith fairly allocate a pro-rata share of the property taxes of the larger tax parcel of which the Property is a part based on previous tax bills.
     b. Within one hundred eighty (180) days after the Close of Escrow, (i) if any errors or omissions are made regarding adjustments and pro-rations as set forth above, the parties shall make the appropriate corrections promptly upon the discovery thereof, and (ii) if any estimates are made at the Close of Escrow regarding adjustments or pro-rations, the parties shall make the appropriate corrections promptly when accurate information becomes available; provided that neither party shall have the right to request apportionment or reapportionment of any items at any time following one hundred eighty (180) days after the Close of Escrow. The provisions of this Section 14.b shall survive the Close of Escrow.
     15. Disbursements and Other Actions by Escrow Holder. Upon the Close of Escrow, Escrow Holder shall promptly undertake all of the following in the manner indicated:
     a. Escrow Holder shall cause the Grant Deeds to be recorded in the Official Records of the County, together with any other documents that the parties hereto may mutually direct.
     b. Escrow Holder shall hold and/or disburse all funds deposited with Escrow Holder by Buyer as follows:
     i. Deduct all items chargeable to the account of Seller pursuant hereto;
     ii. Disburse to Seller the Purchase Price, less items deducted pursuant to subsection i. above and any amounts previously disbursed to Seller; and
     iii. Deduct (and disburse) all items chargeable to the account of Buyer pursuant hereto and refund to Buyer any excess funds deposited by Buyer.
     c. Escrow Holder shall direct the Title Company to issue the Title Policy to Buyer.

     d. Escrow Holder shall deliver to Buyer and Seller, originals of the executed counterparts of the documents and instruments deposited by the parties pursuant to Section 11 above, and copies of all recorded documents; and to Buyer only, the original of the Certification.
     e. Escrow Holder shall deliver to Seller duplicate originals or copies (as the case may be) of all documents delivered to Buyer.
     f. Escrow Holder shall provide Buyer and Seller with a “Closing Statement”.
16. Default.
     a. SELLER’S DEFAULT. IF THE TRANSACTION CONTEMPLATED HEREUNDER SHALL FAIL TO CLOSE SOLELY BY REASON OF SELLER’S DEFAULT IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT (AS DISTINGUISHED FROM THE FAILURE OF A CONDITION TO CLOSING), AND SUCH DEFAULT IS NOT CURED WITHIN TEN (10) DAYS AFTER RECEIPT BY SELLER OF WRITTEN NOTICE THEREOF FROM BUYER, THEN BUYER SHALL HAVE AS ITS EXCLUSIVE REMEDIES THE RIGHT TO EITHER (i) TERMINATE THIS AGREEMENT (IN WHICH EVENT THE TERMINATION PROVISIONS OF SECTION 12 ABOVE SHALL APPLY), BUYER HEREBY WAIVING ANY RIGHT OR CLAIM TO DAMAGES FOR SELLER’S BREACH, OR (ii) SPECIFICALLY ENFORCE THIS AGREEMENT (BUT NO OTHER ACTION, FOR DAMAGES OR OTHERWISE, SHALL BE PERMITTED); PROVIDED THAT ANY ACTION BY BUYER FOR SPECIFIC PERFORMANCE MUST BE COMMENCED, IF AT ALL, WITHIN SIXTY (60) DAYS OF SELLER’S DEFAULT, THE FAILURE OF WHICH SHALL CONSTITUTE A WAIVER BY BUYER OF SUCH RIGHT AND REMEDY. IF BUYER SHALL NOT HAVE COMMENCED AN ACTION FOR SPECIFIC PERFORMANCE WITHIN THE AFOREMENTIONED TIME PERIOD OR SO NOTIFIED SELLER OF ITS ELECTION TO TERMINATE THIS AGREEMENT, BUYER’S SOLE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT IN ACCORDANCE WITH CLAUSE (i) ABOVE.
     b. BUYER’S DEFAULT. IN THE EVENT THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT DOES NOT CLOSE DUE TO THE DEFAULT OF BUYER THAT IS NOT CURED WITHIN TEN (10) DAYS AFTER RECEIPT OF WRITTEN NOTICE FROM SELLER SPECIFYING SUCH DEFAULT, THEN SELLER’S RETENTION OF THE DEPOSIT SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, AT LAW OR IN EQUITY, FOR SUCH DEFAULT, SUBJECT TO THE PROVISIONS OF THIS AGREEMENT THAT EXPRESSLY SURVIVE A TERMINATION OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO LIMIT SELLER’S RIGHTS OR DAMAGES UNDER ANY INDEMNITIES GIVEN BY BUYER TO SELLER UNDER THIS AGREEMENT. SELLER AND BUYER HAVE DISCUSSED THE POSSIBLE CONSEQUENCES TO SELLER IN THE EVENT THAT THE ESCROW FAILS TO CLOSE AS A RESULT OF BUYER’S DEFAULT. SELLER AND BUYER HAVE DETERMINED AND HEREBY AGREE THAT IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGES TO SELLER OCCURRING IN THE EVENT OF BUYER’S DEFAULT UNDER THIS AGREEMENT. THE PARTIES, HAVING MADE DILIGENT BUT UNSUCCESSFUL ATTEMPTS TO ASCERTAIN THE ACTUAL COMPENSATORY DAMAGES SELLER WOULD SUFFER IN THE EVENT OF BUYER’S NONPERFORMANCE OF ANY OBLIGATION HEREUNDER, HEREBY AGREE THAT A REASONABLE ESTIMATE OF SUCH DAMAGES IS AN AMOUNT EQUAL TO THE

DEPOSIT, AND IN THE EVENT THIS TRANSACTION FAILS TO CLOSE DUE TO BUYER’S DEFAULT UNDER THIS AGREEMENT, SELLER SHALL BE ENTITLED TO RECEIVE AND RETAIN THE SAME AS FULLY AGREED LIQUIDATED DAMAGES. SELLER WAIVES ANY AND ALL RIGHT TO SEEK OTHER RIGHTS OR REMEDIES AGAINST BUYER, INCLUDING, WITHOUT LIMITATION, SPECIFIC PERFORMANCE. THE PAYMENT AND RETENTION OF THE DEPOSIT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389. UPON ANY SUCH BREACH OR DEFAULT BY BUYER HEREUNDER, THIS AGREEMENT SHALL BE TERMINATED AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER, EXCEPT FOR THE RIGHT OF SELLER TO RETAIN SUCH LIQUIDATED DAMAGES, AND EXCEPT AS EXPRESSLY PROVIDED ABOVE. THE PARTIES AGREE THAT, UNDER THE CIRCUMSTANCES OF THIS TRANSACTION AND THE MARKETPLACE AT THE TIME HEREOF, THIS LIQUIDATED DAMAGES PROVISION IS REASONABLE AND IN ACCORDANCE WITH CALIFORNIA CIVIL CODE SECTION 1671.

SELLER’S INITIALS	BUYER’S INITIALS
     17. Right of Entry. In the event that Buyer’s lender(s), consultants, contractors or financial partners (collectively, “Buyer’s Representatives”) wish to enter onto the Land in order to conduct investigations, inspections, tests or studies (the “Investigations”), Buyer shall deliver to Seller a certificate or certificates evidencing the Required Insurance Coverage specified in Section 18 below. Buyer shall indemnify and hold Seller harmless from and against any and all claims, demands, causes of action, losses, damages, costs, liabilities and/or expenses (including, without limitation, attorneys’ fees and disbursements) caused by Buyer or Buyer’s Representatives in connection with any Investigations; provided, however, that notwithstanding the foregoing, in no event shall Buyer be responsible for any environmental conditions existing on the Land and discovered by (but not caused or exacerbated by an act or knowing omission of) Buyer during the course of Buyer’s investigation of the Land, or any acts of Seller or Seller’s affiliates. The foregoing obligation shall survive the Close of Escrow or termination of this Agreement.
     18. Entry Insurance Requirements. The following shall constitute the “Required Insurance Coverage” of a party pursuant to Section 17 above: comprehensive public liability insurance with liability coverage of at least One Million and No/100 Dollars ($1,000,000.00) per occurrence for bodily injury and property damage, automobile liability coverage including owned and hired vehicles with a combined single limit of not less than One Million and No/100 Dollars ($1,000,000.00) per occurrence for bodily injury and property damage, and an excess umbrella liability policy of bodily injury and property damage in the amount of Five Million and No/100 Dollars ($5,000,000.00), insuring Seller as an additional insured.
     19. Condemnation Prior to Closing. Seller shall promptly notify Buyer of any condemnation proceedings affecting the Property commenced prior to the Close of Escrow. If any such proceeding occurs, this Agreement shall continue in effect, without delay or abatement of the Purchase Price, and Buyer shall be entitled to any compensation, awards or other payments or relief resulting from such condemnation proceeding to the extent applicable to the Property. The provisions of this Section shall survive the Close of Escrow.
     20. Brokers. Buyer and Seller each warrant and covenant to the other that no fees or commissions are due or owing to any finders or brokers as a result of this transaction. Buyer and Seller agree that any outstanding listing agreements will be terminated upon the successful close of escrow and no commission will be due thereunder for the transaction contemplated herein. In the event of any claim for brokers’ or finders’ fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the purchase and sale of the Property, then Buyer shall indemnify, save harmless and defend Seller from and against any such claim based upon the alleged statement, representation or agreement by Buyer, and Seller shall indemnify, save harmless and defend Buyer from and against any such claim based upon any alleged statement, representation or agreement by Seller. The provisions of this Section shall survive the Close of Escrow.
     21. Assignment. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller, which consent, except as provided below, may be withheld by Seller in its sole and absolute discretion, and which may be conditioned upon such terms and conditions as Seller may require, in its sole and absolute discretion. Notwithstanding the foregoing, Seller shall not unreasonably withhold, delay or condition its consent to a requested transfer to any entity or entities affiliated with Buyer if such request is made in writing delivered to Seller and Escrow Holder not later than fifteen (15) days prior to the Close of Escrow. Seller’s delay in granting a requested consent shall not be deemed unreasonable while the results of any background checks on the proposed transferee(s) and its principals and affiliates which Seller is required to conduct under the USA Patriot Act of 2001 are pending; nor shall the withholding by Seller of its approval of the proposed transferee(s) be deemed unreasonable if any such background check discloses that the proposed transferee(s) or any principal or affiliate of the proposed transferee(s) is or may be associated with money laundering or terrorism-related activities, as more specifically detailed in the USA Patriot Act of 2001. In the event of an assignment or transfer which has been consented to by Seller in writing, the transferee shall assume in writing all of the transferor’s obligations hereunder, but neither Buyer nor any subsequent transferor shall be released from any obligations hereunder by reason of such consent or transfer. Notwithstanding and without limiting the foregoing, no consent given by Seller to any transfer or assignment of Buyer’s rights or obligations hereunder shall be deemed to constitute a consent to any other transfer or assignment of Buyer’s rights or obligations hereunder and no transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.
     22. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, telegraphed, delivered or sent by telecopy or reputable overnight courier (such as Federal Express) and shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice, (ii) if mailed, four (4) business days after the date of posting by the United States post office, (iii) if given by telegraph, when delivered to the telegraph company with charges prepaid, (iv) if given by fax or telecopy, when sent, or (v) if sent by reputable overnight courier (such as Federal Express), one (1) business day after deposit with the overnight delivery service. Any notice, request, demand, direction or other communication sent by cable or telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing. The addresses of Buyer, Seller and Escrow Holder are as follows:

Buyer:	Shopoff Advisors, L.P.
8951 Research Drive
Irvine, California 92618

Attn: William A. Shopoff
Telephone: 949/417-1396
Facsimile: 949/417-1399

Seller:	TSG Advisors, L.P.
8951 Research Drive
Irvine, California 92618
Attn:
Telephone: 949/ _____-_____
Facsimile: 949/417-1399

Escrow Holder:	to the address given at the top of page 1 hereof
     23. Required Actions of Buyer and Seller. Buyer and Seller shall execute all instruments and documents and take all other actions that may be reasonably required in order to consummate the purchase and sale herein contemplated, and shall use commercially reasonable efforts to accomplish the Close of Escrow in accordance with the provisions hereof.
     24. Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
     25. Waivers. No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified in this Agreement for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any other right or remedy. No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.
     26. Professional Fees. Subject to the provisions of Section 16 hereof, in the event of the bringing of any action or suit by either party against the other by reason of any breach of any of the covenants, representations or warranties of the other party under this Agreement, the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including, without limitation, actual attorneys’ fees, accounting and engineering fees, and other professional fees resulting therefrom.
     27. Entire Agreement; Amendment. This Agreement (including all exhibits attached hereto) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, or supplemented, nor may any obligation hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.
     28. Time of the Essence. Time is of the essence with respect to each and every provision of this Agreement. Whenever any action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the next succeeding business day. As used herein, the term “business day” shall mean any day, other than a Saturday or Sunday, on which commercial banks in the State of California are not required or authorized to be closed for business.
     29. Construction of Agreement. Headings at the beginning of each section and subsection of this Agreement are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice verse. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to sections and subsections are to sections and subsections in this Agreement. All exhibits referred to in this Agreement are attached and incorporated by this reference.
     30. Third Parties. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement upon any other person other than the parties hereto and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third parties any right of subrogation or action over or against any party to this Agreement. This Agreement is not intended to and does not create any third party beneficiary rights whatsoever.
     31. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.
     32. Effectiveness. In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart hereof has been executed and delivered by each party hereto. This Agreement supersedes any prior agreements, negotiations and communications, oral or written, and contains the entire agreement between Buyer and Seller as to the subject matter hereof. No subsequent agreement, representation or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party, shall be of any effect unless it is in writing and executed by the party to be bound thereby. The preparation and/or circulation of a draft of this Agreement is not intended by either of the parties to constitute a binding agreement between them for the purchase or sale of the Property. The final form of this Agreement may or may not contain terms stated in any drafts of this Agreement, and/or may contain different terms and conditions not yet identified or discussed. Neither party may rely on any drafts of this Agreement as binding on either party in any way. The parties expressly agree that neither party is bound to engage in negotiations, or, once engaged, to continue such negotiations, each party reserving the right to terminate negotiations at any time and for any reason. Efforts by either party to perform due diligence, arrange or obtain financing, or carry out other acts in contemplation of the possible purchase and sale of the Property shall not be deemed evidence of any intent by either party to be bound by any letter of interest or similar document, or unexecuted and undelivered drafts of this Agreement. The performance by either party before the mutual execution and delivery of the final, mutually agreed upon form of this Agreement of any of the rights or obligations that may be included in drafts of this Agreement shall not be considered evidence of subsequent intent by either party to be bound by any letter of interest or drafts of this Agreement. In the event Buyer or Seller alleges that any unexecuted draft of this Agreement constitutes a binding agreement for the purchase or sale of the Property, or grants an interest in or claim to the Property, the alleging party shall be liable for the legal fees, costs and damages incurred as a result thereof.
     33. Survival of Obligations. All of Buyer’s and Seller’s representations and warranties in this Agreement shall survive the Close of Escrow for a period of six (6) months. All other obligations of Seller or Buyer not expressly stated to survive the Close of Escrow or not stated in the exhibit documents to be delivered upon the Close of Escrow shall be deemed discharged upon the Close of Escrow and the recordation of the Grant Deed.
     34. Limitation of Liability. No shareholder, officer, employee or agent of Seller or any Seller Related Parties shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller’s interest in the Property, for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. No shareholder, officer, employee or agent (other than a general partner) of Buyer shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter. This Section 34 shall survive the Close of Escrow or a termination of this Agreement.
     35. Waiver of Trial By Jury. TO THE EXTENT PERMITTED BY LAW, SELLER AND BUYER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR FOR THE ENFORCEMENT OF ANY REMEDY IN CONNECTION HEREWITH.
     36. Choice of Venue. EACH PARTY HERETO HEREBY AGREES THAT ALL ACTIONS TO ENFORCE THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED ONLY IN A STATE OR FEDERAL COURT LOCATED IN ORANGE COUNTY, CALIFORNIA, AND EACH PARTY HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT AND HEREBY AGREES THAT SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO THE OTHER PARTY AT THE ADDRESSES SET FORTH IN SECTION 22 ABOVE. EACH PARTY HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS THAT IT MAY HAVE TO MAKE ANY OBJECTIONS BASED ON JURISDICTION OR VENUE TO ANY ACTION BROUGHT TO ENFORCE THIS AGREEMENT IN ANY SUCH COURT IN ACCORDANCE WITH THE ABOVE PROVISIONS.
     37. Governing Law. The parties expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.
     38. Confidentiality. Notwithstanding any provision of this Agreement to the contrary, Buyer hereby agrees and acknowledges that the material business terms of this Agreement and all non-public information furnished by Seller to Buyer or obtained by Buyer in the course of Buyer’s investigation and inspection of the Property, or in any way arising from or relating to any and all studies of or entries upon the Property by Buyer, its agents or representatives, shall be treated as confidential information; provided, that following the successful Close of Escrow, only the material business terms of this Agreement shall remain confidential. Buyer further agrees and acknowledges that if any such confidential information is disclosed to third parties, Seller may suffer damage and irreparable harm. Buyer expressly acknowledges, covenants and agrees that until the successful Close of Escrow occurs (and thereafter with respect to the material business terms of this Agreement only) (a) that neither Buyer nor Buyer’s Representatives will make any press release or other public disclosure concerning the transactions contemplated by this

Agreement and neither Buyer nor Buyer’s Representatives will disclose any of the contents or information contained in any due diligence report or any other study made in connection with Buyer’s investigation of the Property, in any form whatsoever (including, without limitation, any verbal information received by Buyer during the course of Buyer’s inspection and investigation of the Property), to any party without the prior express written consent of Seller (which consent shall not be unreasonably withheld), other than (i) to Buyer’s agents, employees, representatives, or consultants in connection with Buyer’s investigation of the Property and the transaction contemplated hereby, (ii) in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or as otherwise required to comply with applicable laws, (iii) to Buyer’s prospective equity partners, prospective lenders and their respective directors, officers, employees, agents and consultants, and (iv) to any permitted transferee or assignee of Buyer and their respective directors, officers, employees and agents; (b) that in making any disclosure of such information as may be permitted hereunder, Buyer shall advise the recipient of the confidentiality of such information and the potential of damage to Seller and the liability of Buyer and such recipient as a result of any disclosure of such information by such recipient and thereafter be responsible for such recipient’s compliance; (c) to furnish to Seller, as soon as prepared by, or made available to, Buyer, copies of all non-confidential, non-proprietary third party due diligence reports and other non-confidential, non-proprietary studies and analyses made in connection with Buyer’s inspection, study or investigation of the Property, and any non-confidential, non-proprietary internal analyses and studies, all without warranty by Buyer as to the accuracy or completeness thereof; and (d) that Seller is relying on Buyer’s covenant not to disclose any of the contents or information contained in any such due diligence reports or investigations to third parties (all of which is deemed to be confidential information by the provisions of this Section 38) except in accordance with this Agreement. Buyer shall assume liability for all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees and disbursements) suffered or incurred by Seller or any of Seller’s Related Parties and arising out of or in connection with a breach by Buyer or Buyer’s Representatives of the foregoing provisions of this Section 38.
     Buyer and Buyer’s Representatives shall use reasonable care to maintain in good condition all of the information furnished or made available to Buyer and/or Buyer’s Representatives in accordance with this Section 38.
     Notwithstanding anything herein to the contrary, Buyer and Seller (and each employee, agent or other representative of Buyer and Seller) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to Buyer or Seller relating to such tax treatment and tax structure. For this purpose, the ‘tax treatment’ of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction, and the ‘tax structure’ of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction.
     The provisions of this Section 38 shall survive the Close of Escrow or the termination of this Agreement.
     39. Indemnification Generally. Each indemnification under this Agreement and/or under any agreement or document executed and delivered pursuant to this Agreement shall survive the Close of Escrow and shall be subject to the following provisions: (a) the indemnitee shall notify the indemnitor of any such claim against the indemnitee within twenty (20) days after it has notice of such claim, but failure to notify the indemnitor shall in no case prejudice the rights of the indemnitee under this Agreement unless the indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice; (b) without the prior written consent of the indemnitee, the indemnitor shall not enter into any settlement which (i) requires an admission of guilt, the payment of any funds or the performance of any obligation by the indemnitee, and (ii) does not include a full release of indemnitee; and (c) should the indemnitor fail to discharge or undertake to defend the indemnitee against such liability within twenty (20) days after the indemnitee gives the indemnitor written notice of the same, then the indemnitee may, upon fifteen (15) days’ notice to the indemnitor, in good faith settle such liability, and the indemnitor’s liability to the indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses (including, without limitation, attorneys’ fees and disbursements) incurred by the indemnitee in effecting such settlement. The indemnification obligations under this Agreement shall survive the Close of Escrow or a termination of this Agreement.
     40. Discharge of Seller’s Obligations. Except as otherwise expressly provided in this Agreement, Buyer’s acceptance of the Grant Deeds and the assignment of the Contract Rights shall be deemed a discharge of all of the obligations of Seller hereunder and all of Seller’s representations, warranties, covenants and agreements in this Agreement shall merge in the documents and agreements executed at the Close of Escrow, except to the extent any representations, warranties, covenants or agreements contained in Section 7 of this Agreement are expressly stated in said Section to survive the Close of Escrow.
     41. No Recordation. Neither this Agreement nor any memorandum hereof shall be recorded.
[Remainder of Page Intentionally Left Blank.]
[Signatures Appear on Following Page.]

     IN WITNESS WHEREOF, the parties have executed this Purchase and Sale Agreement and Joint Escrow Instructions as of the date first above written.

SELLER:	TSG LITTLE VALLEY, L.P., a California
limited partnership

	By:	Peloton Partners, L.P., a California limited
partnership

		By:	Portfolio Partners, Inc., a California
Corporation

			By:	/s/ Stevan J. Gromet
Stevan J. Gromet, President

BUYER:	SHOPOFF ADVISORS, L.P., a Delaware limited
partnership

	By:	THE SHOPOFF CORPORATION, a
Delaware corporation, its General Partner

By:

			William	A. Shopoff, President
CONSENT OF ESCROW HOLDER
ESCROW HOLDER APPROVES THE ESCROW PROVISIONS AND SPECIFIC INSTRUCTIONS TO ESCROW HOLDER SET FORTH IN THE FOREGOING AGREEMENT AND AGREES TO ACT IN ACCORDANCE THEREWITH.

By:	/s/ Jeanne Gould	Date: October 6, 2008
Jeanne Gould, Senior Escrow Officer

     IN WITNESS WHEREOF, the parties have executed this Purchase and Sale Agreement and Joint Escrow Instructions as of the date first above written.

SELLER:	TSG LITTLE VALLEY, L.P., a California
limited partnership

	By:	Peloton Partners, L.P., a California limited
partnership

		By:	Portfolio Partners, Inc., a California
Corporation

By:
Stevan J. Gromet, President

BUYER:	SHOPOFF ADVISORS, L.P., a Delaware limited
partnership

	By:	THE SHOPOFF CORPORATION, a
Delaware corporation, its General Partner

		By:	/s/ William A. Shopoff

			William	A. Shopoff, President
CONSENT OF ESCROW HOLDER
ESCROW HOLDER APPROVES THE ESCROW PROVISIONS AND SPECIFIC INSTRUCTIONS TO ESCROW HOLDER SET FORTH IN THE FOREGOING AGREEMENT AND AGREES TO ACT IN ACCORDANCE THEREWITH.

By:		Date: September 30, 2008
, Escrow Officer

Schedule 2

First American Title Company
5 First American Way, Santa Ana, CA 927O7
Phone - (714)250-5381 Fax - (714)913-6372
AMENDED/SUPPLEMENTAL ESCROW INSTRUCTIONS

To: First American Title Company	October 16, 2008
File No: OSA-3152741 (jg)
Re: APN 349-240-043-9, Lake Elsinore, CA
The above referenced escrow is hereby modified in the following particulars only:
Close of Escrow: The Close of Escrow is hereby amended to be on or before: October 31, 2008.
ALL OTHER TERMS AND CONDITIONS OF THIS ESCROW WILL REMAIN THE SAME.
TSG Little Valley, L.P., a California limited
partnership
By: Peloton Partners, L.P., a California
       limited partnership

By::	/s/ Stevan J. Gromet	,
Its:	President

First American Title Company	File No.:OSA-3152741 (jg )
Shopoff Advisors, L.P., a Delaware limited
partnership
By: The Shopoff Corporation, a Delaware
       corporation, its General Partner

By: :	/s/ William A. Shopoff
its: President

First American Title Company
5 First American Way, Santa Ana, CA 92707
Phone - (714)250-5381 Fax - (714)913-6372
AMENDED/SUPPLEMENTAL ESCROW INSTRUCTIONS

To: First American Title Company	October 16, 2008
File No: OSA-3152741 (jg)

Re: APN 349-240-043-9, Lake Elsinore, CA
The above referenced escrow is hereby modified in the following particulars only:
Close of Escrow: The Close of Escrow is hereby amended to be on or before: October 31, 2008.
ALL OTHER TERMS AND CONDITIONS OF THIS ESCROW WILL REMAIN THE SAME.

TSG Little Valley, L.P., a California limited partnership

By:	Peloton Partners, L.P., a California
limited partnership

By:	Portfolio Partners, Inc., a California
corporation

/s/ Stevan J. Gromet
By: :	STEVAN J. GROMET Its: President

First American Title Company
5 First American Way, Santa Ana, CA 92707
Phone - (714)250-5381 Fax - (714)913-6372
AMENDED/SUPPLEMENTAL ESCROW INSTRUCTIONS

To: First American Title Company	October 27, 2008
File No: OSA-3152741 (jg)

Re: APN 349-240-043-9, Lake Elsinore, CA
The above referenced escrow is hereby modified in the following particulars only:
Close of Escrow: The Close of Escrow is hereby amended to be on or before: November 15, 2008.
ALL OTHER TERMS AND CONDITIONS OF THIS ESCROW WILL REMAIN THE SAME.

TSG Little Valley, L.P., a California limited partnership

By:	Peloton Partners, L.P., a California
limited partnership

By:	Portfolio Partners, Inc., a California
corporation

By::	/s/ Stevan J. Gromet STEVAN J. GROMET Its: President

First American Title Company	File No.:OSA-3152741 (jg )

Shopoff Advisors, L.P., a Delaware limited partnership

By:	The Shopoff Corporation, a Delaware
corporation, its General Partner

By::	/s/ William A. Shopoff William A. Shopoff Its: President and CEO	,

First American Title Company
5 First American Way, Santa Ana, CA 92707
Phone - (714) 250-5381 Fax - (714) 913-6372

AMENDED/SUPPLEMENTAL ESCROW INSTRUCTIONS

To: First American Title Company	November 11, 2008

File No: OSA-3152741 (jg)

Re: 349-240-043;349-380-024;349-240-045-1;349-240-044-0;349-240-055-0;349-240-056-1;349-240-006-6;349-380-025-6, County of Riverside, CA

The above referenced escrow is hereby modified in the following particulars only:

Close of Escrow: The Close of Escrow is hereby amended to be on or before: December 1, 2008.

ALL OTHER TERMS AND CONDITIONS OF THIS ESCROW WILL REMAIN THE SAME.

TSG Little Valley, L.P., a California limited
partnership

By:	Portfolio Partners, Inc., a California corporation, its General Partner

/s/  Stevan Gromet

By::	Stevan Gromet,
Its:	President

First American Title Company	File No.: OSA-3152741 (jg)

Shopoff Advisors, L.P., a Delaware limited
partnership

By:	The Shopoff Corporation, a Delaware corporation, its General Partner

/s/  Tim McSunas

By:	: Tim McSunas,

Its:	Vice President